AirGate PCS Announces Second Quarter Fiscal 2003 Results

[GRAPHIC OMITTED]


Contact: Will Seippel
         Chief Financial Officer
         404-525-7272


         AIRGATE PCS, INC. ANNOUNCES SECOND QUARTER FISCAL 2003 RESULTS
                          ----------------------------
                    STAND-ALONE AIRGATE PCS SOUTHEAST REGION
                            MEETS ALL COVENANT TESTS

ATLANTA (May 15, 2003) - AirGate PCS, Inc. (OTCBB: PCSA), a PCS Affiliate of Sprint, today announced financial and operating results for its second fiscal quarter and six months ended March 31, 2003.

Highlights of the quarter include the following:

o Cash and cash equivalents increased to $20.9 million from $0.9 million from the first fiscal quarter of 2003 for stand-alone AirGate.

o Net loss improved to ($21.0) million from ($301.9) million in the second fiscal quarter of 2002. The net loss for the same period in 2002 included a goodwill impairment of ($261.2) million related to the acquisition of iPCS.

o EBITDA, earnings before interest, taxes, depreciation and amortization, was $15.3 million, an increase of $12.8 million from $2.5 million in the first fiscal quarter of 2003 for stand-alone AirGate.

o All covenants for the quarter were met under the AirGate PCS credit facility.

As previously announced, iPCS, Inc. and its subsidiaries, iPCS Wireless, Inc. and iPCS Equipment, Inc., filed a Chapter 11 bankruptcy petition on February 23, 2003, for the purpose of effecting a court-administered reorganization. Subsequent to February 23, 2003, AirGate no longer consolidates the accounts and results of operations of its unrestricted subsidiary iPCS and the accounts of iPCS are recorded as an investment using the cost method of accounting. Accordingly, the accompanying consolidated balance sheet as of March 31, 2003 does not include the consolidated accounts of iPCS. It does, however, include the Company's investment in iPCS as of February 23, 2003.

Total consolidated revenues for the second fiscal quarter ended March 31, 2003 were $104.4 million compared with $114.7 million for the prior-year period. The Company reported a net loss of ($21.0) million, or ($0.81) per share, for the three months ended March 31, 2003, compared with a net loss of ($301.9) million, or ($11.71) per share, in the same period of fiscal 2002. The Company recorded a goodwill impairment of ($261.2) million, or ($10.13) per share in the second fiscal quarter of 2002 related to the acquisition of iPCS.

Consolidated EBITDA, a non-GAAP financial measure, was $14.1 million for the second quarter of fiscal 2003. On a stand-alone basis, EBITDA for AirGate was $15.3 million during the second quarter of fiscal 2003, which compares with EBITDA of $2.5 million during the first quarter of fiscal 2003. EBITDA for the second quarter of fiscal 2003 was favorably impacted by $3.6 million of credits received from Sprint.

For the six months ended March 31, 2003, the Company reported consolidated revenues of $237.5 million compared with $196.4 million for the same period last year. The Company reported a net loss of ($68.7) million, or ($2.65) per share, for the six months ended March 31, 2003, compared with a net loss of ($331.6) million or ($15.29) per share, in the same period of 2002.

Consolidated EBITDA was $10.6 million for the first six months of fiscal 2003. On a stand-alone basis, EBITDA for AirGate was $17.8 million for the first six months of fiscal 2003.

"AirGate PCS has continued to make measurable progress with our business plan in spite of the ongoing challenges in the wireless industry," said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. "Notably, we reached the important objective of significantly improving net loss and EBITDA, and more importantly, meeting all of the covenants of our credit facility for stand-alone AirGate PCS. We clearly recognize the importance of meeting our obligations to our lenders and believe this accomplishment reflects management's focused execution on improving the efficiency of our operations over the past six months.

"We are also realizing the benefits of our recent initiatives to improve the quality of our subscriber base," Dougherty continued. "As a result of our `smart-growth' strategy, over 60% of our gross additions were prime subscribers, meeting our goal to increase the percentage of higher value prime credit quality customers while improving our operating cash flow. We continue to carefully monitor our customer acquisition costs and are pleased with the progress we have made in enhancing our productivity."

Additional operating and performance metrics, which include non-GAAP financial measures, for the second quarter and six months ended March 31, 2003 for AirGate stand-alone and iPCS include the following:


                                       Quarter Ended                                  Quarter Ended
                                       March 31, 2003                                 March 31, 2002
                          ------------ ------------- --------------     -------------- -------------- --------------
                            AirGate       IPCS*        Combined            AirGate         iPCS         Combined
                          ------------ ------------- --------------     -------------- -------------- --------------

Gross Additions                43,003        14,105         57,108             68,404         32,145        100,549
Net Additions**                 5,755        (6,732)          (977)            36,055         16,954         53,009
Ending Subscribers            358,564       229,893        588,457            325,899        180,468        506,367
Churn*** (with                   3.30%         4.74%          3.70%              3.18%          2.61%          2.97%
subscriber reserve)
Churn*** (without                3.69%         5.28%          4.14%              3.86%          3.29%          3.65%
subscriber reserve)
ARPU                           $56.40        $51.21         $54.93             $63.11         $55.78         $60.48
CCPU                              $43           $54            $46                $54            $63            $57
CPGA                             $298          $405           $324               $321           $367           $336
EBITDA                    $15,290,000   ($1,200,000)   $14,090,000      $(260,293,000)   ($7,812,000) ($268,105,000)
Capital Expenditures       $1,028,000       $45,000     $1,073,000        $14,890,000    $23,604,000    $41,397,000

                                       Six Months Ended                               Six Months Ended
                                        March 31, 2003                                 March 31, 2002
                           ------------ ------------- --------------    --------------- -------------- --------------
                            AirGate       IPCS*        Combined             AirGate          iPCS         Combined
                           ------------ ------------- --------------    --------------- -------------- --------------

Gross Additions                98,624        59,403        158,027            151,416         49,826        201,242
Net Additions**                19,425        14,199         33,624             90,876         30,846        121,722
Ending Subscribers            358,564       229,893        588,457            325,899        180,468        506,367
Churn*** (with                   3.53%         4.03%          3.72%              3.18%          2.50%          3.00%
subscriber reserve)
Churn*** (without                3.89%         4.56%          4.15%              4.06%          3.48%          3.90%
subscriber reserve)
ARPU                           $57.17        $53.40         $56.10             $61.80         $56.39         $60.47
CCPU                              $48           $58            $52                $58            $68            $61
CPGA                             $338          $359           $344               $334           $371           $343
EBITDA                    $17,826,000   ($7,255,000)   $10,571,000      ($275,161,000)  ($13,958,000) ($289,119,000)
Capital Expenditures       $6,654,000    $8,469,000    $15,123,000        $21,039,000    $27,484,000    $48,523,000


*iPCS  calculations  reflect  results  up  to  February  24,  2003;   Operations
subsequent to this date have been excluded
**Elimination of subscriber  reserve
resulted in an increase in net additions of 4,187 (AirGate) and 2,252 (iPCS) ***Churn is net of 30-day returns.

"Our management team is highly focused on further refining our business model and pursuing a strategy that is aligned with the current demands of the wireless marketplace. We clearly recognize that in order to be a smart operator in this difficult environment it is imperative that we carefully manage our costs and continue to provide a high level of service to our customers. In April we had to make the difficult decision to further reduce our headcount in AirGate PCS by over 70 employees in order to reduce our cost structure to a more appropriate level. Additionally, we are realizing the benefits of the network upgrade to 1x-RTT during 2002, which has allowed us to control our capital expenditures while our minutes of use per subscriber levels approach 1,000 per month. We are very pleased that even with significant traffic growth, AirGate's network is now performing at the highest level ever with respect to traditional performance metrics," added Dougherty.

"We have made tremendous strides during the quarter in building on our cash position," continued Dougherty. "We ended the first quarter of fiscal 2003 with less than one million dollars in cash and cash equivalents, but increased our cash and cash equivalents position by nearly $20 million during the second quarter through improving our operating performance, resolving several outstanding issues with Sprint as well as drawing an additional $3 million under our credit facility."

AirGate PCS will hold a conference call to discuss this press release tomorrow, Thursday, May 15, 2003, at 9:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.airgatepcsa.com or www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on May 21, 2003.

About  AirGate  PCS and iPCS

AirGate PCS, Inc., excluding its unrestricted subsidiary iPCS, is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over
7.1 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina. iPCS, Inc., a wholly owned unrestricted subsidiary of AirGate PCS, Inc., is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in 37 markets in Illinois, Michigan, Iowa and eastern Nebraska. The territories include over 7.4 million residents in key markets such as Grand Rapids, Michigan; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa.

AirGate and iPCS are separate corporate entities that have discrete and independent financing sources, debt obligations and sources of revenue. As an unrestricted subsidiary, iPCS's lenders, noteholders and creditors do not have a lien or encumbrance on assets of AirGate. Further, AirGate generally cannot provide capital or other financial support to iPCS.

About Sprint

Sprint operates the largest, 100-percent digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $27 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the-art network technologies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Factors that could cause actual results to differ include: the impact of the iPCS bankruptcy filing, including the potential loss of all value in the iPCS common stock held by AirGate; the unsettled nature of the wireless market; the potential need for additional sources of liquidity; the current economic slowdown; the potential to continue to experience a high rate of customer turnover; our ability to predict future customer growth, as well as other key operating metrics; the competitiveness and impact of Sprint wireless pricing plans, products and services; the ability to successfully launch and leverage 3G products and services; customer credit quality; our ability to retain customers; the ability of Sprint to provide back office, customer care and other services; the prices charged by Sprint for its services; the impact of our disputes with Sprint; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; impacts of spending cuts on network quality, customer retention and customer growth; anticipated future losses; the significant level of indebtedness; adequacy of bad debt and other reserves; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the Securities and Exchange Commission ("SEC"), especially in the "risk factors" section of AirGate PCS' Form 10-K for the fiscal year ended September 30, 2002 and Form 10-Q for the quarter ended March 31, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Financial Measures and Key Operating Metrics

In this press release, we use several key operating metrics and non-GAAP financial measures. In Schedule I, we define each of these metrics and provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net loss, cash flow or operating loss as determined in accordance with GAAP.


                       AirGate PCS, Inc. and Subsidiaries
                    Condensed Balance Sheet at March 31, 2003
                                   (Unaudited)
           (dollars in thousands, except share and per share amounts)

                                                                    AirGate PCS,
                                                                        Inc.
                                                                    ------------
ASSETS
Current Assets:
           Cash and cash equivalents                                  $   20,905
           Accounts receivable, net                                       21,943
           Receivable from Sprint PCS                                     11,615
           Receivable from iPCS                                              336
           Inventories                                                     2,162
           Prepaid expenses                                                5,769
           Other current assets                                            1,582
                                                                       ---------
                     Total current assets                                 64,312

Property and equipment, net                                              192,363
Financing costs                                                            7,287
Other assets                                                               6,385
                                                                       ---------
                     Total assets                                      $ 270,347
                                                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
            Accounts payable and accrued expenses                      $   9,902
            Payable to Sprint PCS                                         40,570
            Deferred revenue                                               7,671
            Current maturities of long term debt and capital
              lease obligations                                            2,024
                                                                       ---------
                     Total current liabilities                            60,167

Long-term debt and capital lease obligations, excluding
  current maturities                                                     377,192
Investment in iPCS                                                       184,115
Other long term liabilities                                               10,107
                                                                       ---------
                     Total liabilities                                   631,581

Stockholders' equity (deficit):
             Common stock                                                   260
             Additional paid-in-capital                                 924,086
             Unearned stock compensation                                   (700)
             Accumulated deficit                                     (1,284,880)
                                                                     -----------
                      Total stockholders' equity (deficit)             (361,234)
                      Total liabilities and stockholders'            -----------
                       equity (deficit)                               $ 270,347
                                                                     ===========

                       AirGate PCS, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
           (dollars in thousands, except share and per share amounts)


                                                        Three Months Ended                  Six Months Ended
                                                             March 31,                          March 31,
                                                       ---------------------              ---------------------
                                                       2003             2002              2003             2002
                                                       ---------------------              ---------------------
Revenues:
    Service revenue                                 $ 81,664         $ 87,354         $ 177,993        $ 143,203
    Roaming revenue                                   19,264           21,951            51,256           43,254
    Equipment revenue                                  3,505            5,388             8,286            9,933
                                                     ------------------------           ------------------------
                                                     104,433          114,693           237,535          196,390
                                                     ------------------------           ------------------------

Operating Expenses:
   Cost of services and roaming (exclusive
    of depreciation, as shown separately below)      (59,910)         (76,336)         (147,917)       (134,093)
   Cost of equipment                                  (5,304)         (10,681)          (17,431)        (20,264)
   Selling and marketing                             (15,674)         (27,592)          (44,576)        (57,437)
   General and administrative expenses                (9,278)          (6,869)          (16,687)        (12,069)
   Non-cash stock compensation expense                  (177)            (183)             (353)           (414)
   Depreciation and amortization                     (19,345)         (30,676)          (44,235)        (46,481)
   Goodwill impairment                                     -         (261,212)                -        (261,212)
       Total operating expenses                     (109,689)        (413,549)         (271,199)       (531,970)
       Operating loss                                 (5,256)        (298,856)          (33,664)       (335,580)

   Interest income                                        27              117                67             216
   Interest expense                                  (15,794)         (14,648)          (35,099)        (24,931)
   Other expense                                          -                75                 -             (20)
       Loss before income tax benefit                (21,022)        (313,312)          (68,696)       (360,315)
       Income tax benefit                                 -            11,402                 -          28,761
       Net loss                                    $ (21,022)      $ (301,910)       $  (68,696)     $ (331,554)


 Basic and diluted net loss per share of             $ (0.81)        $ (11.71)          $ (2.65)       $ (15.29)
  common stock
 Basic and diluted weighted-average               25,929,437       25,790,151        25,876,204      21,688,158
  outstanding common shares


                                                                AirGate PCS, Inc. and Subsidiaries
                                     Condensed Consolidating Statements of Operations for the Three Months Ended March 31, 2003
                                                                             (Unaudited)
                                                     (dollars in thousands, except share and per share amounts)


                                                     AirGate PCS,                                     Consolidated
                                                         Inc.         iPCS, Inc.     Eliminations   AirGate PCS, Inc.
                                                     ------------     ----------     ------------   -----------------
Revenues:
        Service revenue                                  $ 60,163      $ 21,501         $    -            $ 81,664
        Roaming revenue                                    13,894         5,514           (144)             19,264
        Equipment revenue                                   2,923           814           (232)              3,505
                                                         --------      --------          ------           --------
                                                           76,980        27,829           (376)            104,433

Operating Expenses:
        Cost of services and roaming (exclusive
         of depreciation, as shown separately below)     (40,736)      (19,318)           144             (59,910)
        Cost of equipment                                 (3,687)       (1,849)           232              (5,304)
        Selling and marketing                            (11,362)       (4,312)             -             (15,674)
        General and administrative expenses               (5,728)       (3,550)             -              (9,278)
        Non-cash stock compensation expense                 (177)            -              -                (177)
        Depreciation and amortization                    (15,074)       (4,271)             -             (19,345)
                                                        ---------     ---------         -----            ---------
                    Total operating expenses             (76,764)      (33,300)           376            (109,689)
                                                        ---------     ---------         -----            ---------
                    Operating loss                           216        (5,471)             -              (5,255)
        Interest expense, net                            (10,017)       (5,750)             -             (15,767)
                    Loss before income tax benefit        (9,801)      (11,221)             -             (21,022)
                    Income tax benefit                         -             -              -                   -
                                                        ---------    ----------         -----            ---------
                    Net loss                            $ (9,801)    $ (11,221)         $   -            $(21,022)
                                                        =========    ==========         =====            =========

Note:   AirGate did not apply push down accounting for the acquisition of iPCS.

                                                                       AirGate PCS, Inc. and Subsidiaries
                                            Condensed Consolidating Statements of Operations for the Six Months Ended March 31, 2003
                                                                                   (Unaudited)
                                                           (dollars in thousands, except share and per share amounts)




                                                        AirGate PCS,                                     Consolidated
                                                            Inc.      iPCS, Inc.     Eliminations      AirGate PCS, Inc.
                                                        ------------  ----------     ------------      -----------------
Revenues:
         Service revenue                                $ 120,097      $ 57,896        $    -              $ 177,993
         Roaming revenue                                   32,805        18,893          (442)                51,256
         Equipment revenue                                  5,943         2,575          (232)                 8,286
                                                        ---------      ---------       -------             ---------
                                                          158,845        79,364          (674)               237,535

Operating Expenses:
         Cost of services and roaming (exclusive
          of depreciation, as shown separately below)     (92,168)      (56,191)          442               (147,917)
         Cost of equipment                                (10,533)       (7,130)          232                (17,431)
         Selling and marketing                            (28,159)      (16,417)            -                (44,576)
         General and administrative expenses               (9,806)       (6,881)            -                (16,687)
         Non-cash stock compensation expense                 (353)            -             -                   (353)
         Depreciation and amortization                    (29,558)      (14,677)            -                (44,235)
                                                        ----------     ---------        ------             ----------
                    Total operating expenses             (170,577)     (101,296)          674               (271,199)
                                                        ----------     ---------        ------             ----------
                    Operating loss                        (11,731)      (21,932)            -                (33,665)
         Interest expense, net                            (19,980)      (15,052)            -                (35,032)
                    Loss before income tax benefit        (31,712)      (36,984)            -                (68,696)
                    Income tax benefit                          -             -             -                      -
                                                        ----------    ----------       -------             ----------
                    Net loss                            $ (31,712)    $ (36,984)       $    -              $ (68,696)
                                                        ==========    ==========       =======             ==========

Note: AirGate did not apply push down accounting for the acquisition of iPCS.

                                   SCHEDULE I


Financial Measures and Key Operating Metrics

We use certain operating and financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Terms such as subscriber net additions, average revenue per user, churn, cost per gross addition and cash cost per user are important operating metrics used in the wireless telecommunications industry. These metrics are important to compare us to other wireless service providers. ARPU also assists management in forecasting future service revenue and CPGA assists management in quantifying the incremental costs to acquire a new subscriber. Except for churn, we have included a reconciliation of these metrics to the most directly comparable GAAP financial measure. Subscriber net additions and churn are operating statistics with no comparable GAAP financial measure. ARPU, CPGA and CCPU are supplements to GAAP and should not be considered an alternative to, or more meaningful than, revenues expenses or net loss as determined in accordance with GAAP.

EBITDA is a performance metric we use and which is used by other companies. Management believes that EBITDA is a useful adjunct to net loss and other measurements under GAAP because it is a meaningful measure of a company's performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, and interest rates. We have included below a presentation of the GAAP financial measure most directly comparable to EBITDA, which is net loss, as well as a reconciliation of EBITDA to net loss. We have also provided a reconciliation to net cash provided by (used in) operating activities as supplemental information. EBITDA is a supplement to GAAP financial information and should not be considered an alternative to, or more meaningful than, net loss, cash flow or operating loss as determined in accordance with GAAP.

EBITDA, ARPU, churn, CPGA and CCPU as used by the Company may not be comparable to a similarly titled measure of another company.

The following terms used in this report have the following meanings:

"EBITDA" means earnings before interest, taxes, depreciation and amortization.

"ARPU" summarizes the average monthly service revenue per user, excluding roaming revenue. ARPU is computed by dividing service revenue for the period by the average subscribers for the period.

"Churn" is the monthly rate of subscriber turnover that both voluntarily and involuntarily discontinued service during the month, expressed as a percentage of the total subscriber base. Churn is computed by dividing the number of subscribers that discontinued service during the month, net of 30-day returns, by the average total subscriber base for the period.

"CPGA" summarizes the average cost to acquire new subscribers during the period. CPGA is computed by adding the income statement components of selling and marketing, cost of equipment and activation costs (which are included as a component of cost of service) and reducing that amount by the equipment revenue recorded. That net amount is then divided by the total new subscribers acquired during the period.

"CCPU" is a measure of the cash costs to operate the business on a per user basis consisting of subscriber support, network operations, service delivery, roaming expense, bad debt expense, wireless handset upgrade subsidies (but not commissions) and other general and administrative costs, divided by average subscribers for the period.

                       AirGate PCS Inc., and Subsidiaries
             Reconciliation of AirGate Stand-Alone and iPCS Non-GAAP Financial Measures for the Three Months Ended March 31, 2003 (Unaudited)
           (dollars in thousands, except share and per share amounts)

The reconciliation of EBITDA to net cash provided by (used in) operating activities, as determined in accordance with GAAP, is as follows:


                                                                        Quarter Ended March 31,
                                                                        -----------------------
                                                         2003                                            2002
                                       ------------------------------------------     -------------------------------------------
                                        AirGate          iPCS           Combined         AirGate           iPCS          Combined

Net cash provided by (used in)
operating activities                   $ 18,439       $ 8,011         $ 26,450         $   2,423        $(9,177)        $  (6,754)
    Change in operating assets and     $ (5,121)      $(9,461)        $(14,582)        $   3,476        $ 3,876         $   7,352
      liabilites
    Interest expense                   $ 10,042       $ 5,752         $ 15,794         $   8,573        $ 6,075         $  14,648
    Accretion of interest              $ (7,810)      $(4,534)        $(12,344)        $  (6,963)       $(6,444)        $ (13,407)
    Goodwill Impairment                $    --        $   --          $    --          $(261,212)       $    --         $(261,212)
    Interest and other income          $    (25)      $    (2)        $    (27)        $     --         $  (192)        $    (192)
    Provision for doubtful accounts    $     31       $  (753)        $   (722)        $  (6,044)       $(1,926)        $  (7,970)
    Other expense                      $   (266)      $  (213)        $   (479)        $    (546)       $   (24)        $    (570)
EBITDA                                 $ 15,290       $(1,200)        $ 14,090         $(260,293)       $(7,812)        $(268,105)



The reconciliation of EBITDA to our reported net loss, as determined in accordance with GAAP, is as follows:

                                                                        Quarter Ended March 31,
                                                                        -----------------------
                                                         2003                                            2002
                                       ------------------------------------------     -------------------------------------------
                                        AirGate          iPCS         Combined          AirGate          iPCS          Combined
                                        -------          ----         --------          -------          ----          --------
Net Loss                               $ (9,801)      $ (11,221)    $(21,022)        $(279,557)    $ (22,353)      $(301,910)
     Depreciation and amortization     $ 15,074       $   4,271     $ 19,345         $  22,154     $   8,522       $  30,676
     Interest income                   $    (25)      $      (2)    $    (27)        $     (61)    $     (56)      $    (117)
     Interest expense                  $ 10,042       $   5,752     $ 15,794         $   8,573     $   6,075       $  14,648
     Income tax benefit                $    --        $     --      $    --          $ (11,402)    $      --       $ (11,402)
     EBITDA                            $ 15,290       $  (1,200)    $ 14,090         $(260,293)    $  (7,812)      $(268,105)


The reconciliation of ARPU to service revenue, as determined in accordance with GAAP, is as follows:

                                                                        Quarter Ended March 31,
                                                                        -----------------------
                                                         2003                                            2002
                                       ------------------------------------------     -------------------------------------------
                                        AirGate          iPCS         Combined          AirGate          iPCS          Combined
                                        -------          ----         --------          -------          ----          --------
Average Revenue per User (ARPU):
Service revenue                        $ 60,163       $ 21,501        $81,664          $58,425         $28,929         $87,354
Average subscribers                     355,589        233,259        495,544          308,581         172,868         481,449
  ARPU                                   $56.40         $51.21         $54.93           $63.11          $55.78          $60.48

Notes: For 2003, iPCS average subscribers for the period between January 1, 2003 and February 23, 2003. For 2003, average subscribers for combined entity is a weighted average.

The reconciliation of CCPU to cost of service expense as determined in accordance with GAAP, is calculated as follows:

                                                                       Quarter Ended March 31,
                                                                       -----------------------
                                                         2003                                            2002
                                       ------------------------------------------     -------------------------------------------
                                        AirGate          iPCS         Combined          AirGate          iPCS          Combined
                                        -------          ----         --------          -------          ----          --------
Cash Cost per User (CCPU):
Cost of service expense                $40,737*       $19,318*       $59,910          $46,668*        $29,872*        $76,336
Less: Activation expense               $  (668)         $(372)       $(1,040)           $(565)          $(312)          $(877)
Plus: General and administrative       $ 5,728         $3,550         $9,278           $3,636          $3,233          $6,869
      expense
     Total cash costs                  $45,797        $22,496        $68,148          $49,739         $32,793         $82,328
Average subscribers                    355,589        233,259        495,544          308,581         172,868         481,449
     CCPU                                  $43            $54            $46              $54             $63             $57

Notes: For 2003, iPCS average subscribers for the period between January 1, 2003 and February 23, 2003. For 2003, combined subscribers is a weighted average. *Amounts are reflected prior to the elimination of intercompany transactions.


The reconciliation of CPGA to selling and marketing expense as determined in accordance with GAAP, is calculated as follows:

                                                                      Quarter Ended March 31,
                                                                      -----------------------
                                                         2003                                            2002
                                       ------------------------------------------     -------------------------------------------
                                        AirGate          iPCS         Combined          AirGate          iPCS          Combined
                                        -------          ----         --------          -------          ----          --------
Cost per Gross Add (CPGA):
Sales and marketing expense            $11,362        $4,312         $15,674          $18,199          $9,393          $27,592
Plus: Activation expense               $   668          $372          $1,040             $565            $312             $877
Plus: Cost of equipment                $ 3,687*       $1,849*         $5,304           $6,835          $3,847          $10,681
Less: Equipment revenue                $(2,923)*       $(814)*       $(3,505)         $(3,640)        $(1,748)         $(5,388)
     Total acquisition costs           $12,794        $5,719         $18,513          $21,959         $11,804          $33,762
Gross Additions                         43,003        14,105          57,108           68,404          32,145          100,549
     CPGA                              $   298          $405            $324             $321            $367             $336

Notes:   *Amounts  are  reflected  prior  to  the  elimination  of  intercompany transactions

                       AirGate PCS Inc., and Subsidiaries
             Reconciliation of AirGate Stand-Alone and iPCS Non-GAAP Financial Measures for the Six Months Ended March 31, 2003 (Unaudited)
           (dollars in thousands, except share and per share amounts)

The reconciliation of EBITDA to net cash provided by (used in) operating activities, as determined in accordance with GAAP, is as follows:


                                                                   Six Months Ended March 31,
                                                                   --------------------------
                                                        2003                                        2002
                                       ---------------------------------------    ------------------------------------------
                                         AirGate          iPCS       Combined          AirGate           iPCS       Combined
                                         -------          ----       --------          -------           ----       --------
Net cash provided by (used in)
operating activities                   $ 15,627     $ (9,086)     $  6,541          $ (18,121)      $(19,754)     $  (37,875)
     Change in operating assets and    $    469     $    541      $  1,010          $  13,839       $  9,856      $   23,695
       liabilites
     Interest expense                  $ 20,005     $ 15,094      $ 35,099          $  16,979       $  7,952      $   24,931
     Accretion of interest             $(15,618)    $(11,589)     $(27,207)         $ (13,788)      $ (8,688)     $  (22,476)
     Goodwill impairment               $     --     $     --      $     --          $(261,212)      $     --      $ (261,212)
     Interest and other income         $    (65)    $     (2)     $    (67)         $    (132)      $    (84)     $     (216)
     Provision for doubtful accounts   $ (2,155)    $ (1,693)     $ (3,848)         $ (11,659)      $ (3,044)     $  (14,703)
     Other expense                     $   (437)    $   (520)     $   (957)         $  (1,067)      $   (196)     $   (1,263)
EBITDA                                 $ 17,826     $ (7,255)     $ 10,571          $(275,161)      $(13,958)     $ (289,119)


The reconciliation of EBITDA to our reported net loss, as determined in accordance with GAAP, is as follows:

                                                                   Six Months Ended March 31,
                                                                   --------------------------
                                                        2003                                          2002
                                       ---------------------------------------     --------------------------------------------
                                         AirGate          iPCS       Combined           AirGate           iPCS         Combined
                                         -------          ----       --------           -------           ----         --------
Net Loss                               $ (31,712)    $ (36,984)     $(68,696)     $(298,882)      $(32,672)      $(331,554)
     Depreciation and amortization     $  29,558     $  14,677      $ 44,235      $  35,636       $ 10,845       $  46,481
     Interest income                   $     (25)    $     (42)     $    (67)     $    (133)      $    (83)      $    (216)
     Interest expense                  $  20,005     $  15,094      $ 35,099      $  16,979       $  7,952       $  24,931
     Income tax benefit                $     --      $      --      $     --      $ (28,761)      $     --       $ (28,761)
     EBITDA                            $  17,826     $  (7,255)     $ 10,571      $(275,161)      $(13,958)      $(289,119)


The reconciliation of ARPU to service revenue, as determined in accordance with GAAP, is as follows:


                                                                      Six Months Ended March 31,
                                                                      --------------------------
                                                         2003                                            2002
                                       ------------------------------------------     -------------------------------------------
                                          AirGate           iPCS      Combined          AirGate          iPCS          Combined
                                          -------           ----      --------          -------          ----          --------
Average Revenue per User (ARPU):
Service revenue                        $120,097        $57,896        $177,993         $105,665         $37,538         $143,203
Average subscribers                     350,102        222,793         528,826          284,965         165,045          394,693
  ARPU                                   $57.17         $53.40          $56.10           $61.80          $56.39           $60.47

Notes: For 2003, iPCS average subscribers represents the period between October 1, 2002 and February 23, 2003. For 2003, average subscribers for combined entity is a weighted average. For 2002, iPCS average subscribers represents the period between December 1, 2001 and March 31, 2002. For 2002, average subscribers for combined entity is a weighted average.

The reconciliation of CCPU to cost of service expense as determined in accordance with GAAP, is calculated as follows:


                                                                      Six Months Ended March 31,
                                                                      --------------------------
                                                         2003                                            2002
                                       ------------------------------------------     --------------------------------------------
                                          AirGate           iPCS      Combined          AirGate          iPCS           Combined
                                          -------           ----      --------          -------          ----           --------
Cash Cost per User (CCPU):
Cost of service expense                $92,168        $56,191       $148,359         $92,906         $41,391         $134,297
Less: Activation expense                 $(414)         $(194)         $(608)          $(923)          $(380)         $(1,303)
Plus: General and administrative        $9,806         $6,881        $16,687          $7,612          $4,457          $12,069
expense
     Total cash costs                 $101,560        $62,878       $164,438         $99,595         $45,468         $145,063
Average subscribers                    350,102        222,793        528,826         284,965         165,045          394,693
     CCPU                                  $48            $58            $52             $58             $68              $61

Notes: For 2003, iPCS average subscribers represents the period between October 1, 2002 and February 23, 2003. For 2003, average subscribers for combined entity is a weighted average. For 2002, iPCS average subscribers represents the period between December 1, 2002 and March 31, 2002. For 2002, average subscribers for combined entity is a weighted average. *Amounts are reflected prior to the elimination of intercompany transactions.


The reconciliation of CPGA to selling and marketing expense as determined in accordance with GAAP, is calculated as follows:


                                                                      Six Months Ended March 31,
                                                                      --------------------------
                                                         2003                                            2002
                                       ------------------------------------------     --------------------------------------------
                                          AirGate           iPCS      Combined          AirGate          iPCS           Combined
                                          -------           ----      --------          -------          ----           --------
Cost per Gross Add (CPGA):
Sales and marketing expense            $ 28,159        $16,417        $44,576          $43,288         $14,149         $57,437
Plus: Activation expense               $    414           $194           $608             $923            $380          $1,303
Plus: Cost of equipment                $ 10,533*        $7,130*       $17,663          $13,840          $6,424         $20,264
Less: Equipment revenue                $ (5,943)*      $(2,575)*      $(8,518)         $(7,453)        $(2,480)        $(9,933)
     Total acquisition costs           $ 33,163        $21,166        $54,329          $50,598         $18,473         $69,071
Gross Additions                          98,624         59,403        158,027          151,416          49,826         201,242
     CPGA                              $    336           $356           $344             $334            $371            $343